Exhibit 99.1

Playtika Holding Corp. Reports Q4 and 2023 Financial Results

Announces Capital Allocation Framework and Initiates Quarterly Dividend
2023 Q4 Revenue Increased 1.1% YOY; DTC Platforms Revenue Increased 7.6% YOY
Announces Pause to Strategic Alternatives Process

Herzliya, Israel – February 26, 2024 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its fourth quarter and fiscal year ended December 31, 2023.

Capital Allocation Framework

•Initiating a quarterly dividend of $0.10 per share, with future dividends subject to market conditions and Board approval.
•Intention to deploy $600 million to $1.2 billion of capital for M&A over the next three years.
•Exploring other opportunities to enhance shareholder return, including a share repurchase program in the future.

Fourth Quarter 2023 Financial Highlights:

•Revenue of $637.9 million increased 1.2% sequentially and 1.1% year over year.
•DTC platforms revenue of $161.6 million increased 0.4% sequentially and 7.6% year over year.
•Net income of $37.3 million decreased (1.6)% sequentially and (57.4)% year over year.
•Credit Adjusted EBITDA of $188.9 million decreased (8.1)% sequentially and (6.8)% year over year.
•Cash and cash equivalents totaled $1,029.7 million as of December 31, 2023.

FY2023 Financial Highlights:

•FY2023 revenue of $2,567.0 million compared to $2,615.5 million in the prior year.
•DTC platforms revenue of $639.4 million compared to $606.9 million in the prior year.
•Net income of $235.0 million compared to $275.3 million in the prior year.
•Credit Adjusted EBITDA of $832.2 million compared to $805.1 million in the prior year.
•Free Cash Flow of $436.4 million compared to $383.7 million in the prior year1.

Update on Strategic Alternatives Process:

•Due to ongoing uncertainty in Israel and Ukraine, the Board of Directors has decided to pause the company’s evaluation of strategic alternatives.

“In the past year, we’ve honed our focus on efficiency and streamlined our operations, adapting to evolving industry dynamics in mobile gaming,” said Robert Antokol, Chief Executive Officer. “Now, with a solid foundation, 2024 marks our shift towards reinvestment – pursuing M&A opportunities with a strategic intent of capital deployment.”
“With the introduction of our new capital allocation framework, we’re taking a multi-faceted approach to maximize shareholder value: initiating quarterly dividends to return capital to shareholders and earmarking $600 million to $1.2 billion for M&A over the next three years” said Craig Abrahams, President and Chief Financial Officer. “We believe that we are well positioned to lead consolidation in the mobile gaming industry.”
1 We define Free Cash Flow as net cash provided by operating activities minus capital expenditures.

Selected Q4 Operational Metrics and Business Highlights

•Average Daily Paying Users of 306K increased 2.3% sequentially and decreased (2.2)% year over year.
•Average Payer Conversion of 3.5%, down from 3.6% in Q3 2023 and flat vs. Q4 2022.
•Casual games revenue increased 2.0% sequentially and 5.5% year over year.
•Social casino-themed games revenue decreased (0.2)% sequentially and (4.6%) year over year.
•Bingo Blitz revenue of $150.3 million increased 0.4% sequentially and decreased (3.1)% year over year.
•June’s Journey revenue of $77.6 million increased 1.8% sequentially and 33.3% year over year.
•Slotomania revenue of $136.9 million decreased (3.6)% sequentially and (8.3)% year over year.

Financial Outlook

For FY2024, revenue expected to be between $2.520 - $2.620 billion and Credit Adjusted EBITDA between $730 - $770 million. Capital expenditures expected to be between $110 - $115 million, which includes $17 million in accrued capital expenditures from Q4 FY2023 that will be paid in FY2024.

Playtika Initiates Quarterly Dividend

Playtika’s board of directors declared a cash dividend of $0.10 per share of our outstanding common stock, payable on April 5, 2024 to stockholders of record as of the close of business on March 22, 2024. We intend to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by our board of directors.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended December 31,		Year ended December 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2023	2022	2023	2022
Revenues	$637.9	$631.2	$2,567.0	$2,615.5
Total cost and expenses	$517.9	$502.9	$2,065.4	$2,144.1
Operating income	$120.0	$128.3	$501.6	$471.4
Net income	$37.3	$87.5	$235.0	$275.3
Credit Adjusted EBITDA	$188.9	$202.6	$832.2	$805.1
Net income margin	5.8%	13.9%	9.2%	10.5%
Credit Adjusted EBITDA margin	29.6%	32.1%	32.4%	30.8%

Non-financial performance metrics
Average DAUs	8.6	8.8	8.7	9.4
Average DPUs (in thousands)	306	313	310	314
Average Daily Payer Conversion	3.5%	3.5%	3.6%	3.3%
ARPDAU	$0.80	$0.78	$0.81	$0.76
Average MAUs	30.9	28.3	29.4	31.4

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy, plans and our objectives for future operations, are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•actions of our majority shareholder or other third parties that influence us;
•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to identify acquisition targets that fit our strategy or complete acquisitions and integrate any acquired businesses successfully or realize the anticipated benefits of such acquisitions could limit our growth, disrupt our plans and operations or impact the amount of capital allocated to mergers and acquisitions;
•our ability to compete in a highly competitive industry with low barriers to entry;
•our ability to retain existing players, attract new players and increase the monetization of our player base;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic or other health epidemics on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;

•risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•geopolitical events such as the Wars in Israel and Ukraine;
•our reliance on key personnel;
•market conditions or other factors affecting the payment of dividends, including the decision whether or not to pay a dividend;
•whether our Board of Directors approves a stock repurchase program and any uncertainties regarding the amount and timing of repurchases under such a stock repurchase program;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

In addition, statements about the impact of the Wars in Israel and Ukraine are subject to the risks that hostilities may escalate and expand and that the actual impact may differ, possibly materially, from what is currently expected. Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements speak only as of the date they are made. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$1,029.7	$768.7
Restricted cash	2.0	1.7
Accounts receivable	171.5	141.1
Prepaid expenses and other current assets	147.9	113.4
Total current assets	1,351.1	1,024.9
Property and equipment, net	119.9	125.7
Operating lease right-of-use assets	100.3	104.2
Intangible assets other than goodwill, net	311.2	354.0
Goodwill	987.2	811.2
Deferred tax assets, net	99.3	68.3
Investment in unconsolidated entities	54.4	52.6
Other non-current assets	151.6	156.7
Total assets	$3,175.0	$2,697.6

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$16.8	$12.4
Accounts payable	65.0	50.7
Operating lease liabilities, current	19.5	13.5
Accrued expenses and other current liabilities	438.3	385.2
Total current liabilities	539.6	461.8
Long-term debt	2,399.6	2,411.2
Contingent consideration	20.8	—
Other long-term liabilities, including employee related benefits	318.7	252.1
Operating lease liabilities, long-term	88.2	94.5
Deferred tax liabilities	29.6	46.6
Total liabilities	3,396.5	3,266.2
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of US $0.01 par value: 1,600.0 shares authorized; 370.0 and 363.6 shares issued and outstanding at December 31, 2023 and 2022, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at December 31, 2023 and 2022)	(603.5)	(603.5)
Additional paid-in capital	1,264.9	1,155.8
Accumulated other comprehensive income	20.6	17.6
Accumulated deficit	(907.6)	(1,142.6)
Total stockholders' deficit	(221.5)	(568.6)
Total liabilities and stockholders’ deficit	$3,175.0	$2,697.6

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenues	$637.9	$631.2	$2,567.0	$2,615.5
Costs and expenses
Cost of revenue	180.6	180.9	718.5	735.7
Research and development	101.5	119.3	406.4	472.3
Sales and marketing	158.0	126.8	585.7	603.7
General and administrative	77.8	75.9	303.5	332.4
Impairment of intangible assets	—	—	51.3	—
Total costs and expenses	517.9	502.9	2,065.4	2,144.1
Income from operations	120.0	128.3	501.6	471.4
Interest and other, net	32.6	36.4	109.5	110.6
Income before income taxes	87.4	91.9	392.1	360.8
Provision (benefit) for income taxes	50.1	4.4	157.1	85.5
Net income	37.3	87.5	235.0	275.3
Other comprehensive income (loss)
Foreign currency translation	6.8	14.1	5.6	(13.7)
Change in fair value of derivatives	(10.7)	4.8	(2.6)	28.1
Total other comprehensive income (loss)	(3.9)	18.9	3.0	14.4
Comprehensive income	$33.4	$106.4	$238.0	$289.7

Net income per share attributable to common stockholders, basic	$0.10	$0.24	$0.64	$0.69
Net income per share attributable to common stockholders, diluted	$0.10	$0.24	$0.64	$0.69
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	367.8	367.2	366.3	401.0
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	368.3	367.8	366.8	401.6

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Year ended December 31,
	2023	2022
Cash flows from operating activities	$515.6	$493.7
Cash flows from investing activities
Purchase of property and equipment	(32.6)	(68.3)
Capitalization of internal use software costs	(37.4)	(30.1)
Purchase of software for internal use	(9.2)	(11.6)
Payments for business combinations, net of cash acquired	(159.6)	(29.9)
Proceeds from short-term bank deposits	—	100.1
Investments in unconsolidated entities	(1.8)	(34.8)
Other investing activities	0.4	—
Net cash used in investing activities	(240.2)	(74.6)
Cash flows from financing activities
Repayments on bank borrowings	(14.3)	(19.0)
Payment for tender offer	—	(603.5)
Payment of tax withholdings on stock-based payments	(3.9)	(2.6)
Net cash out flow for business acquisitions and other	—	(26.9)
Net cash provided by (used in) financing activities	(18.2)	(652.0)
Effect of exchange rate changes on cash and cash equivalents	4.1	(15.7)
Net change in cash, cash equivalents and restricted cash	261.3	(248.6)
Cash, cash equivalents and restricted cash at the beginning of the period	770.4	1,019.0
Cash, cash equivalents and restricted cash at the end of the period	$1,031.7	$770.4

CALCULATION OF FREE CASH FLOW
(In millions)

	Year ended December 31,
	2023	2022
Cash flows from operating activities	$515.6	$493.7
Purchase of property and equipment	(32.6)	(68.3)
Capitalization of internal use software costs	(37.4)	(30.1)
Purchase of software for internal use	(9.2)	(11.6)
Free Cash Flow	$436.4	$383.7

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) impairment of intangible assets, (vi) stock-based compensation, (vii) contingent consideration, (viii) acquisition and related expenses, and (ix) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income	$37.3	$87.5	$235.0	$275.3
Provision for income taxes	50.1	4.4	157.1	85.5
Interest expense and other, net	32.6	36.4	109.5	110.6
Depreciation and amortization	42.0	40.3	158.0	162.0
EBITDA	162.0	168.6	659.6	633.4
Stock-based compensation(1)	27.5	16.7	110.0	123.5
Impairment of intangible assets	—	—	51.3	—
Contingent consideration	1.4	(0.2)	1.4	(14.3)
Acquisition and related expenses(2)	(2.2)	5.0	6.5	24.7
Other items(3)	0.2	12.5	3.4	37.8
Credit Adjusted EBITDA	$188.9	$202.6	$832.2	$805.1
Net income margin	5.8%	13.9%	9.2%	10.5%
Credit Adjusted EBITDA margin	29.6%	32.1%	32.4%	30.8%
_________

(1)    Reflects, for the three months and years ended December 31, 2023 and 2022, stock-based compensation expense related to the issuance of equity awards to our employees.
(2)    The amounts for the three months and years ended December 31, 2023 and 2022 primarily relate to expenses incurred by the Company in connection with the evaluation of strategic alternatives for the Company.
(3)    The amount for the three months ended December 31, 2023 consists of $0.3 million incurred by the Company for severance. The amount for the three months ended December 31, 2022 consists of $1.0 million incurred by the Company for severance, $0.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine and $10.3 million incurred related to the announced restructuring activities.
The amount for the year ended December 31, 2023 consists primarily of $1.8 million incurred by the Company for severance and $1.0 million for tax assessment paid under protest. The amount for the year ended December 31, 2022 consists of $13.2 million incurred by the Company for severance $4.1 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine and $16.4 million incurred related to the announced restructuring activities.

Contacts

Investor Relations	Press Contact
Tae Lee	Eric Barnes
Tael@playtika.com	eric.barnes@trailrunnerint.com